UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CROWN CRAFTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.01 per share

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☐	Fee paid previously with preliminary materials.

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ONLY A VOTE ON THE WHITE PROXY CARD IS A VOTE
FOR MANAGEMENT AND YOUR BOARD
July 27, 2007
Dear Fellow Crown Crafts Stockholder:
     As you know, Crown Crafts will hold its annual meeting of stockholders on August 14, 2007. At that meeting, stockholders will choose between a slate of directors nominated for re-election by your Board – William T. Deyo, Jr., Steven E. Fox and myself – and a slate of directors nominated by the Wynnefield Group.
     Recently, I received a Gold proxy card that had been mailed on behalf of Wynnefield in connection with their solicitation. To my disbelief, the slate of directors listed on this Gold proxy card specifically included me by name, unlike the proxy card that Wynnefield had previously filed with the SEC. This was done without my consent in clear violation of the federal proxy rules.
     What Wynnefield did creates confusion and could make you think that I supported their position and had lent my name, stature and reputation to the election of their slate of nominees, which could not be any further from the truth. I would never give permission for Wynnefield to associate me with any of their nominees.
     I urge all stockholders to carefully review any proxy card before voting it and to vote only the WHITE proxy card sent to you by the Company. I urge you not to vote a Gold proxy card and to discard all Gold proxy cards that you may have received. A vote on a Gold proxy card, even though it may list me as a named nominee, is not a vote for management. Only your latest dated proxy will be counted, so if you have previously voted a Gold proxy card, believing it to be a vote for management, please vote again as soon as possible on the WHITE proxy card.
     Thank you for your continued support.

E. Randall Chestnut
Chairman, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT
1.	To vote FOR your Company’s nominees, you MUST execute a WHITE proxy card.

2.
The Board of Directors urges you to DISCARD any Gold proxy cards that you may have received from the Wynnefield Group. A “WITHHOLD AUTHORITY” vote on the Wynnefield Group’s Gold proxy card is NOT a vote for the Company’s nominees.

3.
If you have voted on a Gold proxy card but wish to support your Company’s nominees, please sign, date and mail the enclosed WHITE proxy card in the postage-paid envelope provided as soon as possible. You can also vote by internet or telephone by following the instructions on the WHITE proxy card.

4.	Remember – ONLY YOUR LATEST DATED PROXY WILL DETERMINE HOW YOUR SHARES ARE TO BE VOTED AT THE MEETING.

5.
If any of your shares are held in the name of a bank, broker or other nominee, please contact the party responsible for your account and direct them to vote your shares FOR your Company’s nominees on the WHITE proxy card.

If you have any questions or need assistance in voting your shares, please contact our proxy solicitor.

17 State Street, 10th Floor
New York, NY 10004
Banks and Brokers (212) 440-9800
Stockholders Call Toll Free (888) 605-7561

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